Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
America West Airlines, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110031 and No. 333-88588) of America West Holdings Corporation and America West Airlines, Inc., the Registration Statement on Form S-3 (No. 333-02129) of America West Airlines, Inc. and the Registration Statements on Form S-8 (No. 333-94361, No. 333-40486 and No. 333-89288) of America West Holdings Corporation of our reports dated January 21, 2004, except as to Note 1 which is as of August 6, 2004, relating to the balance sheet of America West Airlines, Inc. as of December 31, 2003 and the related statements of operations, cash flows and stockholder’s equity and comprehensive income (loss) for the year ended December 31, 2003 and the related financial statement schedule, which reports appear in the August 12, 2004, Form 8-K of America West Airlines, Inc.

/s/ KPMG LLP
Phoenix, Arizona
August 10, 2004